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                                                                    EXHIBIT 23.1

                        INDEPENDENT ACCOUNTANT'S CONSENT

     We consent to the incorporation by reference in this registration statement on Amendment No. 2 to Form S-3 of our report dated February 27, 1998, on our audits of the financial statements and financial statement schedules appearing in the Joint Annual Report of Starwood Hotels & Resorts (formerly Starwood Lodging Trust) and Starwood Hotels & Resorts Worldwide, Inc. (formerly Starwood Lodging Corporation) on Form 10-K. We also consent to the reference to our firm under the caption "Experts."

                                          COOPERS & LYBRAND L.L.P.

Phoenix, Arizona
April 24, 1998